Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Brilliant Acquisition Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Peng Jiang, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 20, 2023	/s/ Dr. Peng Jiang
	Name:	Dr. Peng Jiang
	Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Dr. Peng Jiang
	Name:	Dr. Peng Jiang
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)